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                                                                  Exhibit 10.1

                          BEACON CAPITAL PARTNERS, INC.

                              MANAGEMENT AGREEMENT


         Management Agreement ("Agreement") made as of January 2, 2002, by and among Beacon Capital Partners, Inc., a corporation organized under the laws of the State of Maryland, Beacon Capital Partners, L.P., a limited partnership organized under the laws of the State of Delaware (together, the "Company"), BCP Strategic Partners, LLC, a Delaware limited liability company (the "GP"), and Beacon Capital Partners, LLC, a Delaware limited liability company having its principal office in Boston, Massachusetts ("Manager").

         WHEREAS, the Company has heretofore incurred certain expenses in the oversight and management of its business;

         WHEREAS, the Company adopted, and on April 4, 2001, the shareholders of the Company approved the adoption of, an Asset Sale Plan pursuant to which the Company is authorized to sell, transfer or exchange substantially all of its assets;

         WHEREAS, the Company notified the shareholders in the proxy statement used in connection with their approval of the Asset Sale Plan that it may contract with a third party advisor affiliated with Alan M. Leventhal to manage the Company's assets under the Asset Sale Plan;

         WHEREAS, GP is the general partner of Beacon Capital Strategic Partners, L.P. ("Strategic") and the Company has provided certain services to Strategic through its wholly owned affiliate, GP;

         WHEREAS, heretofore the Company, through two wholly owned affiliates, has been responsible for overseeing the assets of the Wyndham Voting Trust and the Cypress Voting Trust (together, the "Voting Trusts"); and

         WHEREAS, the Company now wishes to engage Manager, an affiliate of Alan
M. Leventhal, to provide certain services to the Company, and Manager is willing to provide such services.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. DEFINED TERMS AND CONSTRUCTION. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to them in the Company's Articles of Incorporation, as in effect as of the date of this Agreement (the "Charter"). This Agreement shall, to the extent not otherwise specifically provided herein, be construed in a manner consistent with the terms of the Charter.


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         2. APPOINTMENT OF ADVISER; STATUS OF PARTIES. Effective January 1,
2002, the Company hereby appoints Manager to act as the manager of the Company for the period and on the terms herein set forth. GP hereby appoints Manager to provide the services to GP and Strategic that have heretofore been performed by the Company or its affiliates on their behalf. Manager accepts such appointment and agrees to render the services herein set forth for the compensation and on the terms herein provided. Manager assumes no responsibility under this Agreement other than to render the services called for in good faith. Manager shall perform its duties hereunder as an independent contractor and not as an agent or joint venturer with the Company.

         3. DISCRETIONARY AUTHORITY; SERVICES TO BE RENDERED BY MANAGER TO THE COMPANY.

                  (a) Subject in all cases to the overall supervision of the Company exercisable by the Board of Directors of the Company, Manager shall manage all of the assets and day-to-day operations of the Company, and Manager shall have full discretion and authority, to the extent required and not prohibited by this Agreement or by applicable law, to undertake and perform all acts deemed necessary or appropriate by it in connection with the management of the Company including, without limitation, the following:

                  (i) de-registration of the Company under the Exchange Act of 1934, including making filings under Sections 12 and 15 thereof following the execution of the required documents by the appropriate officers of the Company, and taking all other action necessary or appropriate in connection with such de-registration;

                  (ii) undertaking the liquidation of the Company, including forming a liquidating trust and making all distributions required under the partnership agreement of Beacon Capital Partners, L.P. and the Asset Sale Plan;

                  (iii) identification, evaluation and consummation of investments (including short-term investments, investments in derivatives, purchases or dispositions of Company stock or interests in the Voting Trusts) by the Company, if any, including an analysis of the relative risks and rewards of a proposed transaction and an evaluation of the characteristics of the proposed transaction;

                  (iv) hiring and employing a staff to oversee the management of the Company, with such staff to have the experience and to be employed on similar terms consistent with the past practices of the Company;

                  (v) preparation and submission to the Board of Directors of summaries of any transactions into which Manager shall cause the Company to enter, summaries of day-to-day operations, and such other information and reports as the Board of Directors may reasonably request consistent with the past practices of the Company;


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                  (vi)     arranging, structuring, coordinating, and overseeing
                           the development, financing and management of the Company's remaining assets, including monitoring the performance of the Company's investments, compliance with any relevant covenants, entering into hedging transactions, carrying out the terms of the Asset Sale Plan, entering into amendments to financing agreements and entering into property management, servicing and special servicing arrangements with respect to the Company's assets;

                  (vii) executing the sale, transfer, exchange, other disposition, financing or refinancing of, or the exercise of any additional investment, funding, prepayment, acceleration, exchange, conversion, put or call rights with respect to, the Company's assets;

                  (viii) providing such information as the Company may require for its records or to prepare reports or provide information to its stockholders including, without limitation, preparation of the Company's reports under the Exchange Act of 1934, filing of such reports following the execution of such reports by the appropriate officers of the Company, making any other required filings with federal, state or local authorities and preparing and distributing reports to the Company's stockholders;

                  (ix) performance of services for GP and Strategic currently performed by the Company under the partnership agreement of Strategic, including services for operating the partnership of Strategic;

                  (x) handling all matters concerning the Company or its assets which are the subject of threatened or actual litigation, mediation or arbitration;

                  (xi) providing services to the trustees of the Voting Trusts, including assisting the trustees in the management and distribution of the assets of the Voting Trusts, and liquidating the corporations acting as trustees of the Voting Trusts following the termination of the Voting Trusts; and

                  (xii) performance of such other functions as have been performed by the Company in the ordinary course of its business in the management of the assets and operations of the Company, Strategic or the Voting Trusts.

                  (b) Unless otherwise agreed to by the Board of Directors, Manager shall refrain from any action which, in its sole judgment or in the judgment of the Board of Directors (of which Manager has notice) would (a) adversely affect the status of the Company as a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code of 1986, as may be amended or (b) violate the Charter or By-laws of the Company.

                  (c) In discharging its duties hereunder, Manager may from time to time engage advisors and other parties affiliated with Manager (a "Related Party") to perform such services as Manager deems appropriate to the same extent as, and subject to the same conditions pursuant to which, the Board is permitted under the Charter to do so,


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         provided that Manager shall bear all costs associated with such services unless such services are of the type which the Company would otherwise be responsible under the terms of this Agreement.

                  (d) Manager shall keep books and records necessary for the Company's audit and reporting requirements.

         4. ALLOCATION OF EXPENSES.

                  (a) The Company shall be responsible for all bonuses for its employees to be paid for 2001 and shall bear all other charges and expenses not delegated to Manager hereunder, including additional charges and expenses that may be incurred by Manager for management of the assets that are in addition to those contemplated by Section 3 that Manager performs at the request of the Board of Directors. The Company shall not be obligated to pay Manager for any services, and Manager shall not be required to perform any services, which would require the payment of fees in addition to those under Section 5 unless such expenses have been approved by the Company.

                  (b) The Company shall continue to be responsible for the following expenses including, but not limited to, taxes related to the assets and income of the Company and the Voting Trusts, legal fees, costs for any liquidating trusts, transfer agent expenses, payments under stock option termination agreements, travel expenses related to the assets of the Company or the Voting Trusts, SEC filing fees, outside directors' fees, premiums for directors and officers insurance, premiums for errors and omissions insurance, audit fees, property related expenses and any other expenses specifically attributable to the assets of the Company or the Voting Trusts. The Company shall reimburse Manager for any expenses incurred by Manager for providing services similar to those listed in the preceding sentence attributable to the assets of Strategic to the extent Strategic reimburses the Company or its affiliates for such expenses.

                  (c) Manager shall be responsible for all of its general and administrative expenses, including compensation to employees and related taxes, lease payments for use of office space, utilities, lease payments on office equipment and other overhead expenses necessary for the management of the Company consistent with past practices.

         5. FEES. As compensation for the services rendered by Manager to the Company hereunder, the Company shall pay Manager the fees listed below. Fees shall be paid in quarterly installments, in advance. All valuations required for purposes of this Agreement shall be established in accordance with generally accepted accounting principles, consistently applied. The examples contained in Exhibit A hereto illustrate the application of this Agreement and are an integral part of this Agreement.

                  (a)      Management Fees.

                  (i) Beginning on January 1, 2002 and continuing through December 31, 2002, the Company shall pay to Manager an annual management fee equal to $13,975,000, for services performed under Section 3 of this Agreement. Any amounts agreed to among the parties for services performed by


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                           Manager in addition to those listed in Section 3
                           shall be paid at such time as the parties may mutually agree.

                  (ii) For the period beginning on January 1, 2003 and continuing through December 31, 2003, the Company shall pay to Manager an annual management fee equal to the lesser of (i) $7,250,000 and (ii) the amount which is found by solving the following equation for
                           A:

                                    A = w (y/z) where w is the total Expenses
                                    (as defined in Section 5(b) below) incurred by Manager during such year; y is the Value of Assets (as defined in Section 5(b) below) of the Company, of Strategic (without duplication of the Company's assets) and of the Voting Trusts and z is Value of Assets for all of the assets managed by Manager.

                  See Exhibit A attached hereto and incorporated herein for an illustration of the fees due under this Section 5(a)(ii).

                  (iii) For the period beginning on January 1, 2004 and continuing through the termination of this Agreement, the Company shall pay to Manager an annual management fee equal to the lesser of (i) $5,500,000 and (ii) the amount which is found by solving the following equation for B:

                                    B = w (y/z) where w is the total Expenses incurred by Manager during such year; y is the Value of Assets of the Company, of Strategic (without duplication of the Company's assets) and of the Voting Trusts during such year and z is the Value of Assets for all of the assets managed by Manager during such year.

                  (iv) In making the calculations called for by Sections 5(a)(ii) and 5(a)(iii), (a) the Value of Assets shall be calculated as of the first day of each quarter for which payment is due, (b) the Expenses of the Manager shall be based upon annual budgets and shall be finally determined as of December 31 for the year in question, (c) the Management Fee may be adjusted from quarter to quarter, and (d) there will be a "true-up" (with appropriate adjustment in payments) between the Company and Manager (x) on the last business day of each quarter, payable promptly upon determination, in order to account for the fluctuation in the daily weighted average Value of Assets during such quarter; and (y) following the end of the year in question, payable within 90 days following the end of such year, in order to account for the actual Expenses incurred for the then completed year.

                  (b) For purposes of this Section 5, "Expenses" incurred by Manager shall be those general and administrative expenses actually incurred by Manager in its real estate


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         related operations, whether such services are performed for the Company or any other entity. "Value of Assets" shall mean the amount, in dollars, of stabilized equity capital actually invested by the Company, the Voting Trusts, Strategic and any other entity in assets managed by Manager, not reduced by any financings or refinancings of such stabilized equity. Attached hereto as Exhibit C is a schedule of Value of Assets for all such entities as of the date of this Agreement first above stated.

         6. OTHER ACTIVITIES. It is understood and agreed that Manager and its Related Parties may provide investment advisory and management services to other parties. Certain of those parties may have the capacity and desire to invest in or acquire the type of real estate opportunities that, if the Company were to terminate its Asset Sale Plan and determine to continue as a going concern, would likely be within the Company's investment objectives and asset classes. Manager and its Related Parties will not be required to allocate any investment opportunities to the Company.

         Manager and its Related Parties shall devote to the Company such time as may be necessary for the proper performance of its duties hereunder; provided, however, that the Company specifically acknowledges and agrees hereby that Manager and its Related Parties and their respective officers, directors, principals, partners, members, managers and employees shall not be required to devote their full time to the performance of such duties.

         Except as provided in this Agreement, any transactions between Manager or any Related Party and the Company or any assets or entities in which the Company has an interest and any fees or expense reimbursements payable by the Company or out of such assets or entities shall be subject to the restrictions on Manager and any of its Related Parties contained in the Charter, provided that if the Board of Directors of the Company has authorized the Company to undertake an action, the Board's approval of this Agreement shall cause such approval to be deemed to apply to Manager's actions hereunder to the extent permitted by the Company's authorization. Manager may also enter into transactions with the Company not otherwise contemplated by this Agreement provided that such transactions are approved by an independent committee of the Company's Board of Directors.

         7. TRANSFER OF ASSETS. As a condition precedent to the effectiveness of this Agreement, Manager and the Company shall, on or before January 1, 2002, enter into an Asset Purchase Agreement substantially in the form attached hereto as Exhibit B whereby the assets necessary for Manager to manage the business are transferred to Manager.

         8.       TERMINATION, AMENDMENT AND ASSIGNMENT.

                  (a) The Company may terminate this Agreement for cause upon not less thirty (30) days' prior written notice to Manager. As used herein, "for cause" shall mean that Manager would not be entitled to indemnification under Section 9(a) below and the matter had a material adverse effect upon the Company. Except as set forth above, this Agreement shall remain in full force and effect until the termination of the Company and the completion of the liquidation and distribution of all of its assets.


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                  (b) This Agreement may be amended at any time and from time to time by a written instrument executed by Manager and the Company; provided, however, that any matters which would, with respect to the Charter, require the consent of the stockholders of the Company shall require a similar level of stockholder consent when effected as amendments to this Agreement.

                  (c) This Agreement is not subject to assignment by Manager or the Company without the prior written consent of the other party.

         9. LIABILITY AND INDEMNIFICATION.

                  (a) The Company shall indemnify Manager, any Related Party, and each of their respective members, managers, officers, directors, principals, partners, employees or interest holders (each an "Indemnitee"), from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that arise from or relate to the provision of service by the Manager under this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 9 which entitle such Indemnitee to Indemnification hereunder.

                  (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 9 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  (c) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         10. NON-COMPETITION. The Company acknowledges that it is Manager's intention to hire substantially all of the current employees of the Company. Beacon Capital Partners, Inc., in its own capacity and as the general partner of Beacon Capital Partners, L.P. (the "Partnership")


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and each of their respective affiliates, hereby waives the terms of any non-competition or restrictive covenant that may exist for the benefit of the Company, the Partnership or any of their affiliates with respect to the employment of such persons by Manager and its affiliates.

         11. NOTICES. Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be One Federal Street, 26th Floor, Boston, Massachusetts 02110.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         13. ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules and exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or exhibits or in such other writings.

         14. CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         15. EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto, have caused this Agreement to be signed in duplicate as of the 2nd day of January, 2002.

                                         BEACON CAPITAL PARTNERS, INC.



                                         By: /s/ WILLIAM A. BONN
                                             --------------------------------
                                             Name:  William A. Bonn, Esq.
                                             Title: Senior Vice President
                                                    and General Counsel


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                                         BEACON CAPITAL PARTNERS, L.P.



                                         By: /s/ WILLIAM A. BONN
                                             --------------------------------
                                             Name:  William A. Bonn, Esq.
                                             Title: Senior Vice President
                                                    and General Counsel

                                         BCP STRATEGIC PARTNERS, LLC


                                         By:  Beacon Capital Partners, L.P.,
                                              a Delaware limited partnership,
                                              as its sole member


                                         By:  Beacon Capital Partners, Inc., a
                                              Maryland corporation, as its
                                              General partner



                                         By: /s/ WILLIAM A. BONN
                                             --------------------------------
                                             Name:  William A. Bonn, Esq.
                                             Title: Senior Vice President
                                                    and General Counsel


                                         BEACON CAPITAL PARTNERS, LLC



                                         By: /s/ ALAN M. LEVENTHAL
                                             --------------------------------
                                             Alan M. Leventhal
                                             Managing Member


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